Exhibit 99.4

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE COMMON SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

		FOR	AGAINST	ABSTAIN
1.

To amend the Amended and Restated Bye-laws of Max Capital Group Ltd. by the addition of a new Bye-law 100 as follows:

100. Amalgamation

A resolution proposed for consideration at a general meeting to approve the amalgamation of the Company with any other company shall require the affirmative vote of a majority of the votes cast by Members present or represented by proxy and voting at such general meeting and the quorum for such general meeting shall be set out in Bye-Law 39.

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
2.

To approve and adopt each of the Agreement and Plan of Amalgamation, dated as of March 1, 2009, among Max Capital Group Ltd., IPC Holdings, Ltd. and IPC Limited (as amended) and the related Amalgamation Agreement, to be dated as of the closing date of the amalgamation, among Max Capital Group Ltd., IPC Holdings, Ltd. and IPC Limited, and to approve the amalgamation of Max Capital Group Ltd. with IPC Limited, a wholly owned subsidiary of IPC Holdings, Ltd., in exchange for a fraction of a common share of IPC Holdings, Ltd. equal to the exchange ratio of 0.6429 and cash in lieu of fractional shares. We have attached a copy of the Agreement and Plan of Amalgamation as Annex A to the accompanying proxy statement. We have attached a copy of the Amalgamation Agreement as Annex C to the accompanying proxy statement.

		☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	To approve the adjournment of the Max Capital Group Ltd. special meeting for the solicitation of additional proxies, if necessary, in favor of proposal 1 or 2.	☐	☐	☐

IN WITNESS WHEREOF, the undersigned has executed this Proxy on this day of 2009.
Business Entity: __________________________________________________
(Print name of corporation, partnership or other business entity)
By: ______________________________________________________
Name:
Title:
Individual: ________________________________________________
(Print name of individual)
_________________________________________________________
(Signature)

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

In the case of joint tenancies, co-executors or co-trustees, all should sign. Persons signing as attorney, executor, administrator, trustee or guardian should indicate their full title.

  FOLD AND DETACH HERE  

Vote by Internet or Mail

24 Hours a Day, 7 Days a Week

Internet voting is available through 1:00 PM Atlantic Time

on the business day prior to the special meeting.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/mxgl Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet,

you do NOT need to mail back your proxy card.

Choose MLink SM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect ® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Proxy Statement

on the Internet at http://bnymellon.mobular.net/bnymellon/mxgl

PROXY Max Capital Group Ltd. SPECIAL GENERAL MEETING OF SHAREHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Sarene A. Bourdages and Rachael M. Lathan, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the Common Shares of Max Capital Group Ltd. held in the name of the undersigned at the close of business on [—], 2009, at the Special Meeting of Shareholders to be held on [—], 2009, at [—] p.m. (Atlantic Time), and at any adjournment thereof, with all the powers the undersigned would have if personally present, as set forth below.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲ You can now access your Max Capital Group Ltd. account online. Access your Max Capital Group Ltd. shareholder account online via Investor ServiceDirect ® (ISD).

The transfer Agent for Max Capital Group Ltd., now makes it easy and convenient to get current information on your shareholder account.
• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time